SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ( X )
Filed by a Party other than the Registrant  (   )

Check the appropriate box:

(   )  Preliminary Proxy Statement
(   )  Confidential, for Use of Commission Only (as permitted by Rule 14a-
       6(e)(2))
( X )  Definitive Proxy Statement
(   )  Definitive Additional Materials
(   )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-
       12

                             JUSTIN INDUSTRIES, INC.
                (Name of Registrant as Specified In Its Charter)

   ...........................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

( X )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14 a-6(i)(1), 14a-6(i)(2) or
       Investment Company Act Rule 20a-1(c).

(   )  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
       6(i)(3).

(   )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

       2) Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4) Proposed maximum aggregate value of transaction:

       5) Total fee paid:

(   )  Fee paid previously with preliminary materials.

(   )  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1) Amount Previously Paid:

       2) Form, Schedule or Registration Statement No.:

       3) Filing Party:

       4) Date Filed:

================================================================================

                                                                  March 11, 1996



To Our Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders of Justin Industries, Inc. The meeting will be held on the 12th Floor of the Fort Worth Club Building, 306 West Seventh Street, Fort Worth, Texas at 10:30 a.m. on Thursday, April 11, 1996.

    The Notice of Meeting and Proxy Statement on the following pages cover the formal requirements for the business of the meeting. Whether or not you find it possible to attend the meeting personally, we hope you will have your stock represented by signing your proxy exactly as your name appears thereon and returning it promptly.

    We will have a social period prior to the meeting, beginning at 10:00 a.m., to provide an opportunity for shareholders to talk informally with our Officers and Directors.

                                        Sincerely yours,

                                        /S/ John Justin

                                        JOHN JUSTIN
                                        Chairman of the Board and
                                        Chief Executive Officer

================================================================================

                             JUSTIN INDUSTRIES, INC.

                NOTICE OF ANNUAL MEETING THURSDAY, APRIL 11, 1996

                                   10:30 a.m.



TO THE SHAREHOLDERS OF JUSTIN INDUSTRIES, INC.:

    Notice is hereby given that the annual meeting of the shareholders of Justin Industries, Inc., a Texas corporation, will be held at 10:30 a.m., Thursday, April 11, 1996, on the 12th Floor of the Fort Worth Club Building, 306 West Seventh Street, Fort Worth, Texas, for the following purposes:

          1.  To elect a board of nine (9) directors.

          2. To approve the Justin Industries, Inc. 1996 Non-Employee Director Stock Option Plan.

          3. To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

    Only Shareholders of record at the close of business on February 28, 1996, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

    Shareholders are invited to attend the meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the meeting, you may vote your shares in person, after revoking your proxy.

    If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you should obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

    Regardless of how many shares you own, your vote is very important. Please SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.


                              BY ORDER OF THE BOARD OF DIRECTORS

                              Jon M. Bennett
                              Secretary




March 11, 1996

================================================================================


                             JUSTIN INDUSTRIES, INC.
                                  P. O. Box 425
                            2821 West Seventh Street
                             Fort Worth, Texas 76101

                                ________________

                                 PROXY STATEMENT
                                 _______________

                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 11, 1996

   This Proxy Statement is furnished by Justin Industries, Inc., a Texas corporation (the "Company"), to the holders of outstanding shares of the Common Stock, par value $2.50 per share, of the Company (the "Common Stock") in connection with the solicitation of proxies by the Company for use at the annual meeting of shareholders (the "Meeting") to be held on April 11, 1996, and at any and all adjournments or postponements thereof. This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about March 11, 1996.

                                   THE MEETING

Record Date, Quorum and Voting

   The Board of Directors (the "Board") has established the close of business on February 28, 1996 as the record date (the "Record Date") for determining shareholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. At the close of business on such record date, there were 26,631,503 shares of Common Stock and 100 shares of Series Two Convertible Voting Preferred Stock, par value $2.50 per share (the "Preferred Stock"), issued and outstanding. Each shareholder of Common Stock or Preferred Stock will be entitled to one vote for each such share held by him at the close of business on such record date, and the holders of issued and outstanding shares having a majority of the votes entitled to be cast at the Meeting must be represented in person or by proxy in order to constitute a quorum.

   Shares represented by the enclosed proxy card will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, in accordance with the recommendations of the Board contained in this Proxy Statement as to all shares represented by that proxy card. Any shareholder executing and delivering the enclosed proxy card may revoke such action by duly executing a later-dated proxy or an instrument expressly revoking the proxy, or by declaring its revocation at the Meeting. The persons named as proxies in the proxy card were selected by the Board and are currently directors of the Company.

   Management knows of no matters to be presented for action at the Meeting other than those specified in this Proxy Statement and the accompanying Notice of Annual Meeting. Should any other matter properly come before the Meeting, proxies will be voted upon these other matters in accordance with the best judgment of the persons voting such proxies.

================================================================================

                              ELECTION OF DIRECTORS

   Directors of the Company may be elected by vote of the holders of a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class, who are represented at the meeting in person or by proxy, as long as a quorum is present. A shareholder's abstention from voting or a non-vote by such shareholder's broker will therefore be counted in determining whether such a majority vote was cast only if such shareholder is so represented (either in person or by proxy) at the Meeting. Abstentions or broker non-votes by or on behalf of shareholders not so represented will be disregarded. Each director nominee so elected will hold office until such nominee's successor has been elected and qualified. The proxies given to the persons named in the enclosed proxy card will be voted for the election of the nominees listed below. In case of the inability of any of the nominees to serve, such proxies will be voted for the balance of those named and for substitute nominees, but the Board now knows of no reason to anticipate that any substitutions will occur. Directors elected at the Meeting cannot be removed prior to the next annual meeting except by a majority vote of the shareholders at any meeting at which a quorum of shareholders is present.

   The Board unanimously recommends a vote FOR the nominees listed below.

   The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them each month, as well as by operating and financial reports made by the Chairman and other officers at Board and Committee meetings. During 1995, the Board held four meetings.

   The Board has appointed an Audit Committee consisting of three non-employee directors, Messrs. Friedman, Glaze and Tucker. This Committee is responsible for matters relating to accounting policies and practices, financial reporting and internal controls. Each year it recommends to the Board the appointment of a firm of independent accountants to examine the financial statements of the Company. The Committee reviews with representatives of the independent accountants the scope of the examination of the Company's financial statements, results of that examination and any recommendations with respect to internal controls and financial matters. In fulfilling its responsibility, it periodically meets with and receives reports from the Company's management. The Audit Committee met twice in 1995.

   The Compensation Committee of the Board consists of two non-employee directors, Messrs. Friedman and Gearhart. This Committee sets the compensation of all elected officers, administers the Company's Stock Option Plans, including the granting of awards under the Plans (except for the Director Plan), and recommends awards of discretionary bonuses, based on earnings or other performance criteria, for approval by the full Board. The Compensation Committee met four times in 1995.

   Each member of the Board attended 100% of all meetings of the Board, except for Mr. Roach who attended 75% of all of the Board meetings. Each member of the Board attended 100% of all meetings of the Committees on which he served.

   The names of the Board's director nominees, the year that each nominee first became a director and certain other information about each nominee are set forth below:

================================================================================
                                                                   First
  Name, Age and Business            Principal Occupation          Elected
          Address                During the Last Five Years       Director
 -------------------------     ------------------------------     --------

John Justin (79)              Chairman of the Board and Chief       1968
Justin Industries, Inc.       Executive Officer of the Company
2821 West Seventh Street
Fort Worth, Texas 76107

J. T. Dickenson (66)          President and Chief Operating         1991
Justin Industries, Inc.       Officer of the Company; prior to
2821 West Seventh Street      December 1991, Executive Vice-
Fort Worth, Texas 76107       President of the Company

Bayard H. Friedman (69)       President of Bayard H. Friedman,      1969
500 Throckmorton Street       Inc., Investment Adviser; of
Fort Worth, Texas 76102       counsel in the law firm of
                              Friedman, Young & Suder; prior
                              to December 1992, Senior
                              Chairman, Team Bank, successor
                              to Texas American Bank-Fort
                              Worth, N.A. (a commercial bank);
                              also a director of Texas
                              Utilities Company (a public
                              utility)

Marvin Gearhart (68)          Chairman of the Board and Chief       1981
7601 Will Rogers Blvd.        Executive Officer of Rock Bit
Fort Worth, Texas 76134       International, Inc. (a
                              manufacturer of drilling bits)

Robert E. Glaze (76)          Personal investments; also a          1969
8111 Preston Road             director of Calloway's Nursery,
Suite 707                     Inc. (a retail nursery)
Dallas, Texas 75225

Dee J. Kelly (67)             Shareholder and director of the       1986
2500 Texas Commerce Tower     law firm of Kelly, Hart &
201 Main Street               Hallman (a professional
Fort Worth, Texas 76102       corporation); also a director of
                              AMR Corp. (an airline holding
                              company)

Joseph R. Musolino (58)       Vice Chairman of NationsBank of       1986
NationsBank of Texas, N.A.    Texas (a commercial bank);
700 Louisiana Street          director of Pool Energy
Houston, Texas 77002          Services, Inc. (an energy
                              services company); and a
                              director of Paragon Group, Inc.
                              (a real estate investment trust)

John V. Roach (57)            Chairman and Chief Executive          1982
Tandy Corporation             Officer, Tandy Corporation (a
1900 One Tandy Center         consumer electronics company)
Fort Worth, Texas 76102

================================================================================

Dr. William E. Tucker (63)    Chancellor, Texas Christian           1981
Texas Christian University    University; also a director of
2800 South University Dr.     Tandy Corporation
Sadler Hall, Room 327
Fort Worth, Texas 76109


            APPROVAL OF THE JUSTIN INDUSTRIES, INC. 1996 NON-EMPLOYEE
                           DIRECTOR STOCK OPTION PLAN

     Subject to approval of the Company's shareholders, the Board adopted the Justin Industries, Inc. 1996 Non-Employee Director Stock Option Plan (the "Director Plan") at a meeting on September 18, 1995. The Director Plan will become effective upon its approval by the shareholders. Approval of the Director Plan requires the affirmative vote of the holders of a majority of the outstanding Common Stock and Preferred Stock, voting together as a single class, represented in person or by proxy, as long as a quorum is present. Abstensions by or on behalf of shareholders will be treated as a vote against the Director Plan. Broker non-votes on behalf of shareholders will be disregarded. The proxies given to the persons named in the enclosed proxy card will be voted for approval of the Director Plan.

     The purpose of the Director Plan is to promote the interests of the Company, its subsidiary companies and its shareholders by helping to attract and retain highly qualified independent directors. The Board believes that the Director Plan is in the best interest of the Company.

     The Board unanimously recommends a vote FOR approval of the Director Plan.

     The principal features of the Director Plan are described below. This description is qualified by reference to the text of the Director Plan, attached as Annex A to the Proxy Statement.

   Common Stock that may be issued pursuant to options granted under the Director Plan shall not exceed two hundred thousand (200,000) shares in the aggregate. Stock issuable upon the exercise of any option may be authorized but unissued shares or shares of Common Stock reacquired by the Company.

   The Director Plan shall be administered by the Compensation Committee of the Board (the "Committee"); however, the Committee will have no discretion as to the selection of the non-employee directors to whom options are to be granted, the timing of such grants, the number of shares subject to any option, the exercise price of any option, the periods during which any option may be exercised and the term of any option. The determination of the Board (or the Committee) on all matters relating to the Director Plan or any agreement relating thereto shall be conclusive and final.

   Directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to participate in the Director Plan. Currently seven (7) directors are eligible to participate in the Director Plan.

   Under the Director Plan, beginning with the Company's Annual Meeting, and on an annual basis thereafter, each eligible director in office on the first day on which the Common Stock is publicly traded after the annual meeting of the Company's shareholders or any special meeting held in lieu thereof, will automatically receive an option to purchase three thousand (3,000) shares of Company Common Stock. The exercise price of each share of Company Common Stock subject to an option will be the fair market value (as defined in the Director
Plan) of a share of Company Common Stock on the date the option is granted.
Upon the exercise of any option, the optionee shall pay the exercise price for the shares being purchased either (a) in cash or (b) by delivery to the Company, duly endorsed, shares of Company Common Stock having a fair market value on the date received by the Company equal to the exercise price.

================================================================================

     Each option shall have a term of ten (10) years from the grant date, but shall not be exercisable earlier than one year after the grant date. However, upon the cessation of a participant's status as a director of the Company for any reason (except as a result of the employment of such participant by the Company or a subsidiary company or as a result of the participant's death), the participant may exercise any outstanding portion of his or her otherwise exercisable options within the shorter of the remaining option term or three months from the date he or she ceases to be a non-employee director. If a participant's service as a director terminates as the result of becoming an employee of the Company or a subsidiary company, the period during which such participant may exercise any otherwise exercisable portion of his or her outstanding options shall not exceed the shorter of the remaining option term or one year from the date of such employment. If a participant's service as a director terminates as the result of participant's death, the participant (or his or her legal representative) may exercise any outstanding portion of his or her options within the shorter of the remaining option term or one year from the date of such death, regardless of the one year vesting requirement.

     The Director Plan shall terminate on, and no option shall be granted under the Director Plan after, the date that occurs ten (10) years after the Director Plan's effective date. The Board may also terminate the Director Plan or make such modifications or amendments to the Director Plan as it shall deem advisable; provided, however, that the Board may not (a) without the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such issues: (i) increase the maximum number of shares for which options may be granted under the Director Plan either in the aggregate or to any Participant,
(ii) change the provisions of the Director Plan regarding the determination of the option exercise price, (iii) extend the period during which any options may be granted or remain outstanding, (iv) change the requirements as to the class of persons eligible to receive options, or (v) make any other amendment to the Director Plan for which shareholder approval is required pursuant to any applicable law or rule, and (b) without the consent of the affected Participant(s) make any change that would adversely affect grants of options theretofore made.

     The exercise price and the number of shares covered by outstanding options, as well as the limitation on the aggregate number of shares that may be issuable under the Director Plan shall be adjusted to prevent any dilution or enlargement of the rights of the holders of such options that would otherwise result from any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, or any other similar change in the capital structure of the Company.

     The Director Plan is not subject to any provisions of ERISA, nor is the Director Plan a qualified plan within the meaning of Section 401(a) of the Code.

New Plan Benefits

     Director Plan. As of February 28, 1996, the fair market value of a share of Company Common Stock as reported on The NASDAQ Stock Market was $11.125. No options have yet been granted under the Director Plan; however, it is estimated that on the date of the Annual Meeting each Company non-employee director will receive an option to purchase three thousand (3,000) shares of Company Common Stock. The following chart sets forth the name, position, and grant information for currently eligible directors.

                                                             Number of Shares
                                                             Underlying Each
       Name and Position               Dollar Value $        Grant of Options
     ---------------------         ---------------------  ---------------------
Bayard H. Friedman, Director                 (a)                   3,000
Marvin Gearhart, Director                    (a)                   3,000
Robert E. Glaze, Director                    (a)                   3,000
Dee J. Kelly, Director                       (a)                   3,000
Joseph R. Musolino, Director                 (a)                   3,000
John V. Roach, Director                      (a)                   3,000
Dr. William E. Tucker, Director              (a)                   3,000

================================================================================

(a) The respective dollar value of each stock option to be granted under the Director Plan depends on the exercise price of such stock option and the fair market value of Company Common Stock at the time of exercise of such stock option and thus is not determinable at this time.

Certain Federal Income Tax Effects

     The grant of a nonqualified option to a director under the Director Plan will not result in taxable income to the holder of the option ("optionee") or a deduction to the Company.

     When an optionee exercises a nonqualified option, the difference between the option price and any higher fair market value of the shares of the Company Common Stock on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction for federal income tax purposes to the Company.

     Any gain or loss by an optionee on disposition of the Company Common Stock acquired upon exercise of a nonqualified option will be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the Company. The optionee's basis in the shares for determining gain or loss on the disposition will be the fair market value of such shares determined generally at the time of exercise.

     Special rules may apply to a participant who is subject to Section 16 of the Securities Exchange Act. Certain additional special rules apply if the exercise price for an option is paid in shares of Company Common Stock previously owned by the optionee rather than in cash and if the award is held, following the death of an optionee, by the executors of the optionee's estate.

     The foregoing discussion summarizes the federal income tax consequences of the Director Plan based on current provisions of the Code which are subject to change. The summary does not cover any foreign, state or local tax consequences of participation in the Director Plan.


Compliance With Section 16(a) Of The Securities Exchange Act

   Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. ("NASD"). Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

   Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1995.

================================================================================

                          VOTING SECURITIES OUTSTANDING

   The following table provides information as to the beneficial ownership of the Company's Common Stock by each director, the Chief Executive Officer and the four other most highly compensated executive officers, all directors and executive officers as a group, and each other person who beneficially owns 5% or more of the outstanding Common Stock as of the Record Date. In addition, John Justin owns all the 100 outstanding shares of the Company's Preferred Stock.

                                                  Shares of        Percent
                                                Common Stock         of
             Name and Address                   Beneficially       Common
           of Beneficial Owner                      Owned           Stock
           --------------------                --------------      -------

John Justin                                    5,154,444 (1)        19.33%
J. T. Dickenson                                  615,402 (2)         2.31
Bayard H. Friedman                                13,500              .05
Marvin Gearhart                                    4,374              .02
Robert E. Glaze                                    3,532              .01
Dee J. Kelly                                     280,225 (3)         1.05
Joseph R. Musolino                                 2,250              .01
John V. Roach                                      6,750              .03
Dr. William E. Tucker                             18,450              .07
Richard J. Savitz                                162,330 (4)          .61
Edward L. Stout, Jr.                             280,057 (5)         1.05
Frank A. Scivetti                                 62,572 (6)          .23
 c/o Justin Industries, Inc.
 2821 West Seventh Street
 Fort Worth, Texas 76107

All Directors and Executive Officers
 as a Group (14 persons)                       6,773,869 (7)        25.41

Holders of More Than 5% of the Common
Stock:                                         5,154,444 (1)        19.33
 John Justin
   Justin Industries, Inc.
   2821 West Seventh Street
   Fort Worth, Texas 76107

 Justin Industries, Inc. Employee Stock
   Ownership Plan                              2,921,717 (8)        10.96
     c/o Merrill Lynch, as Trustee
     265 Davidson Avenue, Fourth Floor
     Somerset, New Jersey 08873

 Pioneering Management Corporation             1,429,000             5.36
     60 State Street
     Boston, MA 02109

================================================================================

(1) Includes 4,655,799 of which Mr. Justin is owner of record and beneficially; 790 shares of which Mr. Justin has a vested interest pursuant to the Justin Industries, Inc. Employee Stock Ownership Plan (the "ESOP"); 95,128 shares with respect to which Mr. Justin holds currently exercisable stock options; 2,826 shares which Mr. Justin may acquire upon conversion of the 100 shares of Preferred Stock held by him; and 399,901 shares owned beneficially by reason of Mr. Justin's position as Trustee of a charitable trust.

(2) Includes 131,328 shares of which Mr. Dickenson is owner of record and beneficially; 4,214 shares of which Mr. Dickenson's wife is owner of record and beneficially to which Mr. Dickenson disclaims beneficial ownership; 23,559 shares of which Mr. Dickenson has a vested interest pursuant to the Company's ESOP; 56,400 shares with respect to which Mr. Dickenson holds presently exercisable stock options; and 399,901 shares owned beneficially by reason of Mr. Dickenson's position as Trustee of the charitable trust referred to in (1) above.

(3) Includes 123,400 shares of which Mr. Kelly is owner of record and beneficially; 90,364 shares owned by the Dee Kelly Corporation with respect to which Mr. Kelly disclaims beneficial ownership of 30% or 27,109 shares by virtue of the equity interest of Mr. Kelly's three children in this corporation; and 24,615 shares owned by Kelly Group Investors (a partnership) of which Mr. Kelly disclaims beneficial ownership of 58.5% or 14,409 shares because of the percentage of this partnership owned by his three children.

(4) Includes 95,360 shares of which Mr. Savitz is owner of record and beneficially; 31,270 shares of which Mr. Savitz has a vested interest pursuant to the Company's ESOP; and 35,700 shares with respect to which Mr. Savitz holds presently exercisable stock options.

(5) Includes 176,170 shares of which Mr. Stout is owner of record and beneficially; 16,000 shares of which Mr. Stout's wife is owner of record and beneficially to which Mr. Stout disclaims beneficial ownership; 33,287 shares of which Mr. Stout has a vested interest pursuant to the Company's ESOP; and 54,600 shares with respect to which Mr. Stout holds presently exercisable stock options.

(6) Includes 9,514 shares of which Mr. Scivetti is owner of record and beneficially; 24,558 shares of which Mr. Scivetti has a vested interest pursuant to the Company's ESOP; and 28,500 shares with respect to which Mr. Scivetti holds presently exercisable stock options.

(7) Includes 136,885 shares in which a vested interest is owned pursuant to the Company's ESOP and 316,528 shares with respect to which currently exercisable stock options are held. Directors and executive officers disclaim any beneficial ownership of shares which are beneficially owned by family members.

(8) The shares of Common Stock held by the Company's ESOP will be voted by Merrill Lynch Pierce Fenner & Smith, as Trustee of the ESOP, which will exercise its independent fiduciary judgment as Trustee to act solely in the interests of the ESOP's participants, taking into account, among other facts, the provisions of the ESOP to the effect that shares as to which no voting instructions are received from ESOP participants are to be voted in the same proportion as are shares for which voting instructions are received.

================================================================================

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

   The following table sets forth certain information regarding compensation paid during each of the last three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1995.


                                                          Long-Term  All Other
                                                           Compen-    Compen-
                                    Annual Compensation     sation     sation
                                   -------------------------------------------
                                                            Awards
                                                        -------------
                                                            No. of
                                                          Securities
         Name and                                         Underlying
    Principal Position       Year    Salary      Bonus     Options       (b)
-------------------------------------------------------------------------------

John Justin                  1995   $550,000   $175,000      7,500     $ 4,410
Chairman of the Board &      1994    525,000    250,000      7,500       4,410
  Chief Executive Officer    1993    475,000    275,000      7,500       2,909

J. T. Dickenson              1995    320,000    160,000      6,000       4,410
President & Chief Operating  1994    305,000    225,000      6,000       4,410
  Officer                    1993    275,000    225,000      6,000       2,909

Richard J. Savitz            1995    195,000     80,000      5,000       4,410
Vice President - Finance     1994    185,000    115,000      5,000       4,410
  and Treasurer              1993    170,000    120,000      5,000       2,909

Edward L. Stout, Jr.         1995    240,000    250,000      5,000       4,410
Vice President - Brick       1994    225,000    250,000      5,000       4,410
                             1993    200,000    225,000      5,000       2,909

Frank A. Scivetti            1995    215,000     35,000      5,000       4,410
Vice President - Footwear    1994    205,000     50,000      5,000       4,410
  (a)                        1993    190,000    200,000      5,000       2,909


(a) Mr. Scivetti was elected an Executive Officer of the Company in March 1994. Since March 1993, Mr. Scivetti has been Chief Executive Officer of the Company's Footwear operations. Prior to March 1993, Mr. Scivetti served as President of the Company's Tony Lama division.

(b) Amounts include Company ESOP matching contributions paid or accrued on behalf of each executive officer of $3,750 in 1995, $3,750 in 1994, and $2,249 in 1993. In addition, $660 is reflected in each year and for each named executive officer representing Company paid premiums for $100,000 of term life insurance coverage.

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Option Grants During 1995

   The following table provides information related to options granted to the named executive officers during 1995.

                                                                 Potential
                     Individual Grants                           Realizable
--------------------------------------------------------           Value
                      No. of    % of                             at Assumed
                     Securi-   Total    Exer-                   Annual Rates
                       ties   Options    cise                     of Stock
                      Under-  Granted  or Base                  Price Appre-
                      lying      to     Price                   ciation for
                     Options  Employ-    Per    Expira-       Option Term (d)
                     Granted    ees     Share     tion       -----------------
       Name           (a)(b)  in 1995    (c)      Date          5%       10%
--------------------------------------------------------     -----------------
John Justin           7,500    4.7%    $11.00   12/12/05      $51,884 $131,484
J. T. Dickenson       6,000    3.7      11.00   12/12/05       41,507  105,187
Richard J. Savitz     5,000    3.1      11.00   12/12/05       34,589   87,656
Edward L. Stout, Jr.  5,000    3.1      11.00   12/12/05       34,589   87,656
Frank A. Scivetti     5,000    3.1      11.00   12/12/05       34,589   87,656

(a) Options vest at 20% per year on the first through the fifth anniversary dates of the grant. If the optionee dies or retires from the Company for reasons of age or disability, the Compensation Committee may approve the exercise of all options, whether or not currently vested. In addition, in the event of a dissolution or liquidation of the Company or a merger or a consolidation in which the Company is not the surviving corporation, each optionee has the right to exercise all options granted at least one year prior to the event, whether or not vested.

(b) Options granted are for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(c) All options above were granted at market value at date of grant. The exercise price and tax withholding obligations related to exercise may be paid by cash, delivery of already owned shares, offset of the underlying shares, or a combination of any of the foregoing, subject to certain conditions in the case of current stock holdings.

(d) Gains are reported net of the option exercise price, but before taxes associated with the exercise. These gains are calculated based on the stated assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period. The amounts reflected in this table may not be necessarily achieved.

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Option Exercises During 1995 and Year End Option Values

     The following table provides information related to options exercised and options available at year end to the named executive officers.

                                         No. of Securities       Value of
                                             Underlying        Unexercised
                                            Unexercised        In-the-Money
                                         Options at Fiscal      Options at
                      Shares                  Year-End        Fiscal Year-End
                     Acquired   Value    --------------------------------------
                        on     Realized   Exer-   Unexer-     Exer-     Unexer-
         Name        Exercise    (a)     cisable  cisable    cisable    cisable
-------------------------------------------------------------------------------
John Justin             ---     $ ---    95,128   33,000     $515,333   $55,500
J. T. Dickenson         ---       ---    56,400   25,200      297,767    37,700
Richard J. Savitz       ---       ---    35,700   22,000      166,323    37,000
Edward L. Stout, Jr.    ---       ---    54,600   22,000      297,592    37,000
Frank A. Scivetti       ---       ---    28,500   17,600      126,624    16,900

(a) Market value of underlying securities at exercise date minus the exercise price, not reduced for taxes payable upon exercise.

Pension Plan Table

   The following table provides information related to the Company's defined benefit pension plan in which the named executive officers participate.

 Average
 Compen-
 sation                              Years of Service
----------   ------------------------------------------------------------------
                 15       20       25       30       35        40        50
             ------------------------------------------------------------------
$125,000      $23,438  $31,250  $39,063  $46,875   $54,688   $62,500   $78,125
 150,000       28,125   37,500   46,875   56,250    65,625    75,000    93,750
 175,000       32,500   43,438   54,375   65,313    76,250    87,188   109,063
 200,000       36,875   49,375   61,875   74,375    86,875    99,375   115,236
 225,000       41,250   55,313   69,375   83,438    97,500   111,563   115,236
 250,000
  and up       43,147   57,887   72,627   87,367   102,107   115,236   115,236

   Compensation covered by the plan includes salary, bonus and deferred compensation payments up to $150,000 per participant in 1995. Gains realized upon exercise of stock options are not covered. The estimated credited years of service for each of the named executive officers is as follows: Mr. Justin - 59; Mr. Dickenson - 21; Mr. Savitz - 16; Mr. Stout - 46; and Mr. Scivetti - 13.

   The normal retirement benefit, at age 65, is calculated based upon each employee's years of service and final average compensation, reduced by anticipated social security benefits. Benefit payments are computed using the straight life annuity method. Certain reductions are made for employees electing alternative payment options or early retirement. The maximum annual benefit payable by the Pension Plan to any one employee upon retirement is limited to $115,236 in 1995, except for Mr. Justin's benefit. Mr. Justin's benefit was determined under special phase-in rules of the Tax Reform Act of 1986. Payments to Mr. Justin began in April 1988 under minimum distribution requirements in the annual amount of $114,600. Payments will continue until the death of either Mr. or Mrs. Justin, with 66.67% thereof payable for the life of the survivor.

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Executive Supplemental Retirement, Death and Disability Income Benefit Program
and Supplemental Executive Retirement Plan of 1992

   The Executive Supplemental Retirement, Death and Disability Income Benefit Program and Supplemental Executive Retirement Plan of 1992 (the "Supplemental Programs") are applicable to selected key employees of the Company and its divisions or subsidiaries, including all named executives. Under the Supplemental Programs, the Company will pay to each named executive upon retirement, death or disability an estimated $25,000 per year for a period of ten years. The Supplemental Programs are partially funded by life insurance policies covering certain participants, with the Company paying all costs of the policies. The insurance policies covering named executives are designed so that if assumptions made as to mortality, policy dividends and certain other factors are realized, the Company will recover substantially all premium payments plus a factor for the use of the Company's money. The Company is the owner of all such policies. Mr. Justin's maximum benefits under the Supplemental Programs are reduced by benefits payable under his employment contract.

Compensation of Directors

   Directors who are not also employees of the company are paid $1,250 per month for each month they serve as a director, $500 per directors' meeting attended and $500 per committee meeting attended as members of the Audit or Compensation Committees. In addition, if approved by the shareholders at the Annual Meeting, each director will annually receive nonqualified stock options on 3,000 shares of Company Common Stock.

Employment and Severance Contracts

   Mr. Justin and the Company have entered into an employment contract, effective from December 1, 1994 until November 30, 1997, under which Mr. Justin is to receive an annual salary of not less than $525,000 and is to render such duties for the Company as are assigned by the Board, subject to certain limitations. The employment contract may be terminated by the Company if Mr. Justin resigns, dies, becomes disabled or is discharged for cause. If Mr. Justin should die or suffer a long-term disability during the term of the contract, he, his widow or his estate, as applicable, is entitled to receive 50% of his then current salary, which is currently set at $575,000, for one year.

   The Company has severance agreements with four of the five named executive officers (John Justin did not enter into a severance agreement). The form of agreement for these executives provides that, in the event of a termination of the executive's employment with the Company within 24 months following a Change in Control (as hereinafter defined), the Company will promptly pay to the executive a lump-sum cash payment equal to three times the average annualized compensation (including base salary and bonuses or incentives) earned by the executive for the most recent five taxable years before such Change in Control, not to exceed the limitations provided in section 280G of the Internal Revenue Code of 1986, as amended, for Messrs. Dickenson, Savitz, and Stout. Mr. Scivetti's agreement provides for a lump sum cash payment equal to one year's current base salary. Each severance agreement has a term of one year, which may be extended or terminated under certain conditions. As of December 31, 1995, the maximum payments under such agreements for each named executive officer would be as follows: Mr. Dickenson -- $1,326,000; Mr. Savitz -- $799,500; Mr. Stout -- $1,173,000; and Mr. Scivetti -- $215,000.

   As used in the severance agreements, a "Change in Control" means any of the following events: (i) a merger or consolidation to which the Company is a party if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, (ii) unless previously approved by a majority of the Continuing Directors (as defined below), the acquisition of direct or indirect beneficial ownership in the aggregate of securities of the Company representing 20% or more of the total combined voting power of the Company's then issued and outstanding securities by any person, entity or group of associated persons or entities acting in concert, other than any employee benefit plan of the Company or any subsidiary of the Company or any entity holding such securities pursuant to the terms of any such plan or Mr. Justin, (iii) the sale of all or substantially all of the assets of the Company to any person or entity that is not a wholly-owned subsidiary of the Company, (iv) the approval by the shareholders of the Company of any plan or proposal for the liquidation of the Company or (v) a change in the composition of the Board. For purposes of this clause, "Continuing Directors" means those members of the Board who were either
(a) directors at the beginning of such 24-month period or (b) were elected by, or on the nomination or recommendation of, at least two-thirds of the then-existing Board.

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Report of the Compensation Committee of the Board of Directors on Executive
Compensation

   The Compensation Committee of the Board has furnished the following report on executive compensation:

     Under the direction of the Compensation Committee of the Board, the Company has developed and administers compensation policies and plans that are intended to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of its officers and key executives with those of its shareholders. Remuneration in 1995 for each of the Company's officers consisted of a base salary, annual discretionary bonus and awards of options to purchase Company stock, which become exercisable in annual twenty percent increments and expire after ten years. The discretionary incentive bonus component was determined in light of the Company's operating results compared to its financial performance goals. The Committee, however, had complete discretion in determining all remuneration amounts (including whether any annual discretionary incentive bonus or stock option awards are made and, if so, the amounts thereof) regardless of whether corporate or individual performance goals are achieved. The Committee exercised its complete discretion in setting total compensation for 1995.

     In evaluating the Company's performance for purposes of setting the salary and incentive compensation of the Chief Executive Officer and the Company's other officers, the Committee gave first consideration to company-wide performance in terms of sales and earnings, and secondarily has taken special note of management's success in achieving near record levels of earnings in the Building Materials segment in markets with less available business than 1994, while maintaining its strengths in market share despite diminished sales of footwear products. The Committee viewed all the foregoing items as elements of company, and not individual, performance. Salary and other compensation decisions for each officer were based primarily on overall Company performance, except in the case of the Vice President -- Brick, whose compensation is based primarily on the performance of Acme Brick Company, and in the case of the Vice President -- Footwear, whose compensation is based primarily on the performance of the Footwear companies.

     Although, as stated above, the Committee considered Company performance as the primary factor in its compensation decisions, the Committee also considered individual performance. The Committee, however, neither quantified individual performance nor related individual performance to any specific goals or targets. Based on its evaluation of individual performance, the Committee believes that the Company's officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies, plans and methods the Company has implemented and administered have in the past contributed and will continue to contribute to achievement of these goals in the future. The Committee considered such dedication as an element of each officer's past and present performance. The Committee believes that dedication is an intangible element and cannot be measured; therefore, the Committee does not apply any specific weighting of this element in relation to total compensation.

     Immediately prior to the end of each year, the Committee reviews with the Chief Executive Officer and the Company's human resources executive and approves an annual salary plan for the ensuing year. The Committee considers an officer's total compensation in establishing each element of compensation.

     Annual base salaries are based primarily upon a review of past and present corporate and individual performance, with reference to salary data in similar-sized corporations in all industries and in manufacturing industries, so that such salaries are generally competitive. The survey data used by the Committee was selected due to its consistent inclusion of a large number of companies of comparable size. The Committee also reviewed subsets of this data including All Industry and All Manufacturing summaries. In addition, Mr. Justin's employment agreement requires that his annual base salary equal or exceed $525,000. The Committee has complete discretion in setting Mr. Justin's compensation above this amount and in setting the compensation of the other four named executive officers (none of whom have employment agreements with the Company).

================================================================================

     Annual discretionary incentive bonus payments in 1995 were based on the Company's projected year-end operating results versus the financial performance goals established at the beginning of the year. Financial goals consisted primarily of sales and net income targets. Strategic and management performance are also considered. Strategic performance consists principally of such factors as new product development, new business initiatives and increasing market share. Management performance criteria include productivity and quality improvement, management development, environmental management and control of casualty losses. In exercising its discretion with respect to the annual discretionary incentive amounts, the Committee reviewed achievement of these performance goals and determined the amount of bonus awards, if any. The Committee did not, however, use any predetermined formula or assign any specific weight to the various factors in awarding such bonuses. The bonuses awarded each year to the Company's officers appear as "Bonus" compensation in the Summary Compensation Table on page 9.

     In determining the Chief Executive Officer's discretionary bonus amount for 1995, the Committee considered its evaluation of the Company's performance in an economic climate less favorable to the Company's businesses than the prior year, both on an absolute basis and relative to the performance of similar companies in similar industries. In determining the bonuses for 1995 for the other officers, the Committee reviewed with the Chief Executive Officer and the human resources executive the recommendations of management based on individual performance and factors comparable to those considered in establishing the award for the Chief Executive Officer.

     With respect to stock option awards, it is the Company's belief that grants of options to purchase common stock of the Company, at the market price in effect on the day prior to the date of such grant, has successfully focused the Company's officers and other key executives on building profitability and shareholder value. In determining the grants of stock options to the officers, including the Chief Executive Officer, the Committee reviewed and recommended individual awards, taking into account the same qualitative and quantitative factors discussed above in connection with awarding discretionary incentive compensation. The Committee does not consider the number of options already outstanding in determining option awards.

     Finally, it is anticipated that all such compensation will be fully deductible by the Company for federal income tax purposes under Section 162 of the Internal Revenue Code.

     The foregoing report has been furnished by the members of the Board's Compensation Committee.

                                       Bayard H. Friedman
                                       Marvin Gearhart

   The foregoing report of the Compensation Committee shall not be deemed incorporated by reference in any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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                             STOCK PERFORMANCE CHART

   The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five years ended December 31, 1995 with the cumulative total return on the NASDAQ Index and a derived peer group index comprised of companies in the footwear and building materials industries. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                                                    CRSP
                      Justin       Peer Group    Total Return
                   ------------   ------------   ------------
        1990           100            100            100
        1991           137            140            196
        1992           428            223            228
        1993           344            349            262
        1994           281            283            256
        1995           264            319            362

   The broad market index selected for comparison is the CRSP Total Return Index for The NASDAQ Stock Market (U.S. Companies). The peer group used in the performance graph above consists of six companies -- three in the footwear industry and three in the building materials industry. This index is based on the cumulative total return of each company, assuming reinvestment of dividends, weighted according to the respective issuer's stock market capitalization at the beginning of each year and weighted by industry to the Company's actual ratio of footwear to building materials sales each year. Management believes weighting by industry is relevant since the ratio of sales by industry within the Company from year-to-year is subject to the cyclical nature of the building materials business. The companies used in the peer group index are as follows:

                Footwear              Building Materials
           ------------------         ------------------

             Genesco, Inc.            Elcor Corporation
           Timberland Company          Morgan Products
              Brown Group              Republic Gypsum

   The foregoing chart shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
                                     Page 15

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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   NationsBank of Texas participates with three other banks in a $52,000,000 revolving credit agreement with the Company. Mr. Joseph R. Musolino, a director of the Company, is Vice Chairman of NationsBank of Texas. At December 31, 1995, $22,000,000 was outstanding to the Company under the credit agreement, of which NationsBank of Texas provided $10,153,800. In addition, NationsBank of Texas participates with two other banks in a $21,000,000 term loan agreement with the Company, of which $8,820,000 was owed to NationsBank of Texas at December 31, 1995. During 1995, the Company paid or accrued approximately $1,355,000 in interest and fees to NationsBank of Texas.

   The law firm of Kelly, Hart & Hallman, a professional corporation, of which Mr. Dee J. Kelly, a director of the Company, is a shareholder and director, acted as the Company's principal outside legal counsel in 1995 and is continuing to do so in 1996.

                                  OTHER MATTERS

The Solicitation

   The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail, advertisement, telephone and in person. Directors and employees of the Company may, without additional compensation, make solicitations through personal contact or by telephone or telegraph, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxy material to their principals. The Company will reimburse any such persons for their reasonable expenses.

Auditors

   Ernst & Young LLP, the Company's independent public accountants for the past twenty-four years, has been selected by the Board as the Company's independent public accountants for the current year. Representatives of Ernst & Young LLP are expected to be present at the Meeting and will be available to respond to appropriate questions. They will have an opportunity to make a statement if they desire to do so.

Annual Report

   A copy of the Company's 1995 Annual Report is being mailed to shareholders contemporaneously with the mailing of this Proxy Statement.

                                     Page 16

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Proposals to be Presented at the 1997 Annual Meeting of Shareholders

   Any qualified shareholder of the Company wishing to present a proposal for consideration by all shareholders at the annual meeting currently scheduled to be held on March 21, 1997, must notify the Company by November 11, 1996 to have the proposal considered for inclusion in the Proxy Statement and form of proxy related to that meeting. Any such notification should be addressed to the Corporate Secretary, Justin Industries, Inc., P. O. Box 425, Fort Worth, Texas 76101. Any such proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                 By Order of the Board of Directors

                                 /S/ John Justin

                                 JOHN JUSTIN
                                 Chairman of the Board and
                                 Chief Executive Officer


March 11, 1996

                                     Page 17

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                                                                         ANNEX A

                          JUSTIN INDUSTRIES, INC. 1996
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


1.   PURPOSE.     The purpose of this plan (the "Plan") is to promote the
     interests of Justin Industries, Inc., its subsidiary companies and its shareholders by helping to attract and retain highly qualified independent directors. The Plan shall be interpreted and implemented such that the eligible directors will not fail, by reason of the Plan or its implementation, to be "disinterested persons" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as such Rule and such Act may be amended.

2.   DEFINITIONS.     Unless the context clearly indicates otherwise, the
     following terms, when used in the Plan, shall have the meanings set forth in this Section:

     (a)  "Board" shall mean the board of directors of the Company.

     (b) "Company" shall mean Justin Industries, Inc., a Texas corporation, or its successor.

     (c)  "Director" shall mean any member of the Board.

     (d) "Fair Market Value" shall mean, for any date, the closing price on such date of the Stock as reported on the NASDAQ National Market System or, if the Stock is not traded on such system, as reported on any other securities exchange on which the Stock is traded, or if no reported sales occurred on such date, on the next preceding date on which there were reported sales.

     (e) "Grant Date" shall mean the first day on which the Stock is publicly traded after the annual meeting of the Company's shareholders or any special meeting held in lieu thereof; provided, however, that the first Grant Date shall be the Grant Date occurring after that shareholders' meeting held during 1996.

     (f) "Non-Employee Directors" shall mean Directors who are not also employees of the Company or any subsidiary or division of the Company.

     (g)  "Optionee" shall mean a person granted an Option under the Plan.

     (h)  "Options" shall mean options granted under the Plan.

     (i) "Plan" shall mean this Non-Employee Director Stock Option Plan, as set forth herein and as amended from time to time.

     (j)  "Stock" shall mean shares of the Common Stock of the Company.

3.   SHARES OF STOCK SUBJECT TO THE PLAN.     Subject to the provisions of
     Section 6 hereof, the Stock that may be issued pursuant to Options granted under the Plan shall not exceed 200,000 shares in the aggregate. Stock issuable upon the exercise of any Option may be authorized but unissued shares or shares of Stock reacquired by the Company. Shares of Stock subject to an Option that are not issued pursuant to the exercise of such Option shall be available for subsequent issuance under the Plan.

4.   GRANT OF OPTIONS.

     (a) Only Non-Employee Directors shall be eligible to receive Options under the Plan. On each Grant Date each Non-Employee Director holding office on such date shall automatically receive, without the exercise of the discretion of any person or persons, an Option under the Plan for the purchase of 3,000 shares of Stock (subject to adjustment as provided in Section 6 hereof). In the event that, as of a Grant Date in any year that the Plan is in effect, there are not sufficient shares available under the Plan to allow for the grant to each Non-Employee Director of an Option for the number of shares provided herein, each Non-Employee Director shall receive an Option for his or her pro rata share of the total number of shares of Stock then available under the Plan.

                                    Page A-1

================================================================================

     (b) Subject to adjustment as provided in Section 6 hereof, the exercise price of each share of Stock subject to an Option shall be equal to the Fair Market Value of a share of Stock on the Grant Date.

     (c) Each Option shall have a term of ten years from the Grant Date, but shall not be exercisable earlier than one year after the Grant Date, except as may be otherwise provided in Section 7(c) hereof.

5.   EXERCISE OF OPTIONS.     Upon the exercise of any Option, the Optionee
     shall pay the exercise price for the shares being purchased either (a) in cash or (b) by delivery to the Company, duly endorsed, shares of Stock having a Fair Market Value on the date received by the Company equal to the exercise price. The number of shares that are issued pursuant to the exercise of an Option shall be charged against the maximum limitation on shares issuable pursuant to the Plan as set forth in Section 3 hereof.

6.   ADJUSTMENTS.     The exercise price and the number of shares covered by
     outstanding Options, as well as the limitation on the aggregate number of shares that may be issuable under the Plan (as set out in Section 3 hereof) shall be adjusted to prevent any dilution or enlargement of the rights of the holders of such Options that would otherwise result from any reorganization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, or any other similar change in the capital structure of the Company.

7.   TERMINATION OF DIRECTORSHIP.

     (a) Upon the cessation of an Optionee's status as a Non-Employee Director of the Company for any reason (except as a result of the employment of such Optionee by the Company or a subsidiary company or as a result of the Optionee's death), the Optionee may exercise any outstanding portion of his or her otherwise exercisable Options within the shorter of the remaining Option term or three months from the date he or she ceases to be a Non-Employee Director.

     (b) Upon the cessation of the Optionee's status as a Non-Employee Director as a result of such Optionee's employment by the Company or a subsidiary company, the period during which such Optionee may exercise any otherwise exercisable portion of his or her outstanding Options shall not exceed the shorter of the remaining Option term or one year from the date of such employment.

     (c) Upon the death of the Optionee, the Optionee (or his or her legal representative) may exercise any outstanding portion of his or her Options within the shorter of the remaining Option term or one year from the date of such death, regardless of the one year vesting requirement of Section 4(c) hereof.

8.   GENERAL PROVISIONS.

     (a) Each Option grant shall be evidenced by a written instrument containing terms and conditions consistent with the Plan.

     (b) No Optionee, and no beneficiary or other persons claiming under or through the Optionee, shall have any right, title or interest by reason of any Option to any particular assets of the Company or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure the grant or transfer of any Option or Stock hereunder.

     (c) No Option or right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and an Option shall be exercisable during the Optionee's lifetime only by the Optionee. Subject to the provisions of Section 7 hereof, in the event of an Optionee's death, his or her Options may be exercised by the Optionee's legal representative.

     (d) Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate for shares of Stock under this Plan prior to fulfillment of all of the following conditions:

          (1) Any required listing, or approval for listing upon notice of issuance, of such shares on any national market system or securities exchange on which the Stock may then be traded;

                                    Page A-2

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          (2)  Any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall , upon the advice of counsel, deem necessary or advisable;

          (3) The obtaining of any other required consent, approval or permit from any state or federal governmental agency; and

     (e) In no event shall the Company be required to issue a fractional share hereunder.

     (f) The issuance of shares to Optionees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States of America or any state or commonwealth having jurisdiction thereover. The Company may require that an Optionee remit to the Company an amount sufficient to satisfy any tax withholding requirements. Alternatively the Optionee may elect to remit the tax to the Company, or to withhold Stock (valued at its Fair Market Value on the day prior to exercise of the Option) sufficient to satisfy all or part of an Optionee's withholding tax.

9.   EFFECTIVE DATE; TERMINATION AND AMENDMENT.     This Plan shall become
     effective on the date of the last to occur of (i) the adoption of the Plan by the Board and (ii) the approval by a majority of the outstanding voting shares of stock of the Company, voted either in person or by proxy, at a duly held shareholders' meeting. The Plan shall terminate on, and no Option shall be granted under the Plan after, the date that occurs ten (10) years after the Plan's effective date. The Board may also terminate the Plan or make such modifications or amendments to the Plan as it shall deem advisable; provided, however, that the Board may not (a) without the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such issues: (i) increase the maximum number of shares for which Options may be granted under the Plan either in the aggregate or to any Optionee (except as provided in Section 6 hereof), (ii) change the provisions of the Plan regarding the determination of the Option exercise price, (iii) extend the period during which any Options may be granted or remain outstanding, (iv) change the requirements as to the class of persons eligible to receive Options, or (v) make any other amendment to the Plan for which shareholder approval is required pursuant to any applicable law or rule, and (b) without the consent of the affected Optionee(s) make any change that would adversely affect grants of Options theretofore made.

10.  ADMINISTRATION.     The Plan shall be administered by the Compensation
     Committee of the Board (the "Committee"). The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Options issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

     Notwithstanding the foregoing, the selection of the Non-Employee Directors to whom Options are to be granted, the timing of such grants, the number of shares subject to any Option, the exercise price of any Option, the periods during which any Option may be exercised and the term of any Option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters. The Plan is intended to allow Non-Employee Directors to receive Options without such Stock Options causing them to cease to be "disinterested persons" (within the meaning of Rule 16b-3 under the Exchange Act) with respect to other stock plans of the Company. To the extent that any provision of the Plan or action by the Committee (or by the Board) with respect thereto would be inconsistent with such intent, such provision or action shall be null and void.

     The determination of the Board (or such committee) on all matters relating to the Plan or any agreement relating thereto shall be conclusive and final. No member of the Board (or such committee) shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

                                    Page A-3

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                                                                         ANNEX B

                                   P R O X Y

                             JUSTIN INDUSTRIES, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF SHAREHOLDERS - APRIL 11, 1996

THE UNDERSIGNED hereby appoints JOHN JUSTIN, BAYARD H. FRIEDMAN and DEE J. KELLY and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the Common Stock of Justin Industries, Inc. held of record by the undersigned on February 28, 1996, at the annual meeting of shareholders to be held at 10:30 a.m. local time on April 11, 1996, at the Fort Worth Club Building, 306 West Seventh Street, Fort Worth, Texas, and any adjournment thereof.

1. Election of Directors, Nominees:
   John Justin, J. T. Dickenson, Bayard H. Friedman, Robert E. Glaze, Dee J. Kelly, Joseph R. Musolino, Marvin Gearhart, John V. Roach, Dr. William E. Tucker,

2. Approval of the Justin Industries, Inc. 1996 Non-Employee Director Stock Option Plan (Director Plan)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendations. The Board of Directors recommends a vote "FOR" all nominees in Proposal 1, and "FOR" approval of Proposal 2. The Proxies cannot vote your shares unless you sign and return this card.

It is important that you vote, date, sign, and return this Proxy promptly using the enclosed postage prepaid envelope.

SEE REVERSE SIDE

================================================================================

  X    Please mark your votes as in this example.
-----
                FOR     WITHHELD                     FOR     AGAINST   ABSTAIN
1. Election                          2. Director
   of                                   Plan (see
   Directors   _____     _____          reverse)    _____     _____     _____
   (see reverse)

For, except vote withheld from
the following nominee(s)

_____________________________________________


This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder; if no direction is made this proxy will be voted "FOR" the election of nominees listed on the reverse side, and "FOR" approval of the Non-Employee Director Stock Option Plan. As to such other matters as may properly come before the annual meeting, this proxy will be voted by the proxies on the reverse hereof according to their discretion. Receipt of the notice of the meeting and the accompanying proxy statement is hereby acknowledged.



SIGNATURE(S)____________________________________  DATE_______________________
SIGNATURE(S)____________________________________  DATE_______________________


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.